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RBS ETNs


RBS Trendpilot™ ETNs

Let RBS Trendpilot™ ETNs steer your investments using a trend-following strategy.

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Learn about RBS ETNs

Learn more about Exchange Traded Notes offered by RBS and read our FAQs.

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News

See what's new with RBS ETNs

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The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offerings of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS N.V. and RBS Holdings N.V., and the relevant offerings. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS N.V., RBS Holdings N.V., RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the prospectus, prospectus supplement and the relevant pricing supplement at no charge if you request it by calling 1-866-747-4332.